Exhibit 10.2

EXECUTION COPY

AMENDED AND RESTATED GUARANTEE AGREEMENT

AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of January 23, 2008 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guarantee”), made by CBRE REALTY FINANCE, INC., a Maryland corporation having its principal place of business at City Place I, 37th Floor, 185 Asylum Street, Hartford, CT 06103 (the “Parent”) and CBRE REALTY FINANCE HOLDINGS, LLC, a Delaware limited liability company having its principal place of business at City Place I, 37th Floor, 185 Asylum Street, Hartford, CT 06103 (individually, “Holdings”, and collectively, with the Parent, the “Guarantors”), jointly and severally, in favor of the Buyer referred to below. This Guarantee amends, restates and replaces in its entirety the Guarantee Agreement dated as of August 24, 2006 from Guarantors in favor of Bank.

RECITALS

Pursuant to that certain Master Repurchase Agreement, dated as of August 24, 2006 (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among Wachovia Bank, National Association (as “Buyer”) and CBRE Realty Finance Holdings IV, LLC, and CBRE Realty Finance TRS Warehouse Funding III, LLC, (collectively, “Seller”), Seller has agreed to sell, from time to time, to Buyer certain Whole Loans, Junior Participation Interests, Mezzanine Loans, Bridge Loans, Construction Loans and CMBS each as defined in the Repurchase Agreement (collectively, the “Purchased Assets”), upon the terms and subject to the conditions as set forth therein. Pursuant to the terms of that certain Custodial Agreement by and between Wells Fargo Bank, N.A. (the “Custodian”), Buyer, Seller (the “Custodial Agreement”), the Custodian is required to take possession of the Mortgage Assets, along with certain other documents specified in the Custodial Agreement, as the Custodian of Buyer and any future purchaser, on several delivery dates, in accordance with the terms and conditions of the Custodial Agreement. The Repurchase Agreement, the Custodial Agreement, this Guarantee and any other agreements executed in connection with the Repurchase Agreement and the Custodial Agreement shall be referred to herein as the “Governing Agreements”.

It is a condition precedent to Buyer purchasing the Mortgage Assets pursuant to the Repurchase Agreement that the Guarantors shall have executed and delivered this Guarantee with respect to the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following: (a) all payment obligations owing by Seller to Buyer under or in connection with the Repurchase Agreement and any other Governing Agreements; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by Buyer in the enforcement of any of the foregoing or any obligation of the Guarantors hereunder; and (d) any other obligations of Seller with respect to Buyer under each of the Governing Agreements (collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the foregoing premises, to induce the Buyer to enter into the Repurchase Documents and to enter into the transactions contemplated thereunder, the Guarantors hereby agree with the Buyer, as follows:

1. Defined Terms. As used herein, the following terms shall have the following meanings (all terms in this Section 2 or in other provisions of this Guarantee in the singular shall have the same meanings when used in the plural, and visa versa.) Terms not otherwise defined herein shall have the meanings assigned to them in the Repurchase Agreement.

“Consolidated Adjusted EBITDA” means, for any period, determined with respect to any Person(s) on a consolidated basis, an amount equal to the sum of (a) net income (or loss) of such Person(s) for such period determined on a consolidated basis (prior to any impact from minority interests and before deduction of Preferred Dividends on preferred stock, if any, of such Person(s)), in accordance with GAAP, plus the following (but only to the extent actually included in determination of such net income (or loss)): (i) depreciation and amortization expense, (ii) interest expense, (iii) income tax expense and (iv) extraordinary or non-recurring gains and losses; plus (b) each such Person’s pro rata share of Consolidated Adjusted EBITDA of its Unconsolidated Affiliates, determined in each case in accordance with GAAP.

“Consolidated Tangible Net Worth”: As of a particular date, (a) all amounts which would be included under capital (or any like caption) on a consolidated balance sheet of any Person(s) at such date determined in accordance with GAAP, as such amounts may be adjusted to reflect the value of unrealized gains or losses based on the mark-to-market of assets comprising CMBS securities, as determined by such Person, less (b) amounts owing to such Person(s) from any Affiliates thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person(s) or their respective Affiliates, (ii) intangible assets (other than Interest Rate Protection Agreements specifically related to the Purchased Assets) and (iii) prepaid taxes and/or expenses.

“Debt Service” means, for any period, the sum of: (a) Interest Expense of any Person determined on a consolidated basis for such period and (b) all regularly scheduled payments made with respect to Indebtedness of such Person during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, determined in each case in accordance with GAAP.

“Equity Interest”: means, with respect to any Person, any share of Capital Stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of Capital Stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of Capital Stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Fixed Charges” means, on a consolidated basis, for any Person and for any period, the sum (without duplication) of (a) Debt Service for such period and (b) Preferred Dividends for such period and (c) all payments due under any ground lease, determined in each case in accordance with GAAP.

“Fixed Charge Coverage Ratio” means, for the immediately preceding fiscal quarter, the ratio of any Person’s (i) Consolidated Adjusted EBITDA for the most recently ending fiscal quarter of each such Person to (ii) Fixed Charges for such period, determined in each case in accordance with GAAP.

“Interest Expense” means, with respect to a Person for any period of time, (a) the interest expense, whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period plus (b) in the case of the Guarantor, the Guarantors’s pro rata share of Interest Expense of its Unconsolidated Affiliates. Interest Expense shall exclude any amortization of (i) deferred financing fees and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such debt), determined in each case in accordance with GAAP.

“Liquidity”: means the amount equal to the sum of (x) the excess, if any, of the aggregate Asset Value of all Mortgage Assets which are Eligible Assets over the aggregate Repurchase Price of all Transactions then outstanding, plus (y) the amount of cash or Cash Equivalents held by Guarantors at such time, solely to the extent that the amount of such cash and Cash Equivalents exceeds the amount necessary to satisfy at such time all of the financial covenants of Guarantors under this Guarantee.

“Preferred Dividends” means, for any given period and without duplication, all Restricted Payments accrued or paid (and in the case of Restricted Payments paid, which were not accrued during a prior period) during such period on Preferred Stock issued by the Guarantors or their Subsidiaries. Preferred Dividends shall not include dividends or distributions paid or payable (a) solely in Equity Interests (other than Mandatory Redeemable Stock) payable to holders of such class of Equity Interests; (b) to the Guarantors or any of their Subsidiaries; or (c) constituting or resulting in the redemption of Preferred Stock, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full, determined in each case in accordance with GAAP.

“Preferred Stock” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Guarantors or any of their Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of an identical or junior class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Guarantors or any of their Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Guarantors or any of their Subsidiaries now or hereafter outstanding, determined in each case in accordance with GAAP.

2. Guarantee. (a) Each Guarantor hereby unconditionally and irrevocably guarantees to the Buyer the prompt and complete payment and performance of the Obligations by the Seller when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, and agrees to indemnify and hold harmless the Buyer from any and all claims, damages, losses, liabilities, costs and expenses that may be incurred by or asserted or awarded against the Buyer, in each case relating to or arising out of the Obligations, as the case may be.

(b) Each Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, either Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the later of (i) the date upon which the Obligations are paid in full and (ii) the termination of the Repurchase Agreement, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

(c) No payment or payments made by the Seller or any other Person or received or collected by the Buyer from the Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid in full.

(d) Each Guarantor agrees that whenever, at any time, or from time to time, either Guarantor shall make any payment to the Buyer on account of the Guarantor’s liability hereunder, such Guarantor will notify the Buyer in writing that such payment is made under this Guarantee for such purpose.

3. Subrogation. Upon making any payment hereunder, Guarantors shall be subrogated to the rights of the Buyer against the Seller and any collateral for any Obligations with respect to such payment; provided that Guarantors shall not seek to enforce any right or receive any payment by way of subrogation until all amounts due and payable by the Seller to the Buyer under the Repurchase Documents or any related documents have been paid in full; and further provided that such subrogation rights shall be subordinate in all respects to all amounts owing to the Buyer under the Repurchase Documents.

4. Amendments, etc. with Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor, and without notice to or further assent by such Guarantor, any demand for payment of any of the Obligations made by the Buyer may be rescinded by the Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer, and any Repurchase Document and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Buyer shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against Guarantors, the Buyer may, but shall be under no obligation to, make a similar demand on the Seller or any other guarantor, and any failure by the Buyer to make any such demand or to collect any payments from the Seller or any such other guarantor or any release of the Seller or such other guarantor shall not relieve either Guarantor of its Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer against either Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5. Guarantee Absolute and Unconditional. (a) Each Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection. Guarantors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Buyer upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between the Seller or either Guarantor, on the one hand, and the Buyer, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller or the Guarantee with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any Agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller against the Buyer, (iii) any requirement that the Buyer exhaust any right to take any action against the Seller or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantors under this Guarantee or (iv) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller for the Obligations or of the Guarantors under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Buyer may, but shall be under no obligation, to pursue such rights and remedies that the Buyer may have against the Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Buyer to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve either Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyer against either Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and its respective successors and assigns thereof, and shall inure to the benefit of the Buyer, and its respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Repurchase Documents the Seller may be free from any Obligations.

(b) Without limiting the generality of the foregoing, each Guarantor hereby agrees, acknowledges, and represents and warrants to the Buyer as follows:

(i) Each Guarantor hereby waives any defense arising by reason of, and any and all right to assert against the Buyer any claim or defense based upon, an election of remedies by the Buyer which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes such Guarantor’s subrogation rights, rights to proceed against the Seller, or any other guarantor for reimbursement or contribution, and/or any other rights of such Guarantor to proceed against the Seller against any other guarantor, or against any other person or security.

(ii) Each Guarantor is presently informed of the financial condition of the Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about the Seller’s financial condition, the status of other guarantors, if any, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Buyer for such information and will not rely upon the Buyer for any such information. Absent a written request for such information by either Guarantor to the Buyer, each Guarantor hereby waives the right, if any, to require the Buyer to disclose to the Guarantor any information which the Buyer may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii) Each Guarantor has independently reviewed the Repurchase Documents and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guarantee to the Buyer, such Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by the Seller or any other guarantor to the Buyer, now or at any time and from time to time in the future.

6. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or any substantial part of the Seller’s property, or otherwise, all as though such payments had not been made.

7. Payments. Each Guarantor hereby agrees that the Obligations will be paid to the Buyer without set-off or counterclaim in U.S. Dollars at the address specified in writing by the Buyer.

8. Representations and Warranties. Each Guarantor represents and warrants that:

(a) the Guarantor has the legal capacity and the legal right to execute and deliver this Guarantee and to perform the Guarantor’s obligations hereunder;

(b) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

(c) this Guarantee has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

(d) the execution, delivery and performance of this Guarantee will not violate any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon the Guarantor or any of its property or to which the Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by the Guarantor or of any agreement, instrument or other undertaking to which the Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

(e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of the Guarantor’s properties or revenues with respect to this Guarantee or any of the transactions contemplated hereby; and

(f) except as disclosed in writing to the Buyer prior to the date hereof, the Guarantor has filed or caused to be filed all tax returns which, to the knowledge of the Guarantor, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against him or any of the Guarantor’s property and all other taxes, fees or other charges imposed on him or any of the Guarantor’s property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings); no tax lien has been filed, and, to the knowledge of the Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge.

Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each Transaction under the Repurchase Agreement, on and as of such date of the Transaction, as though made hereunder on and as of such date.

9. Covenants.

(a) Name and Business Location Changes. Each Guarantor covenants and agrees that such Guarantor will not change its legal name or primary place of business without having provided to the Buyer at least thirty (30) day’s prior written notice of any such change.

(b) Limitation on Distributions. Neither Guarantor shall declare or make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller, except, so long as no Default, Event of Default or Margin Deficit shall have occurred and be continuing, either Guarantor may make such payments solely to the extent necessary to preserve the status of the Parent as a REIT.

(c) Maintenance of Ratio of Consolidated Total Indebtedness to Consolidated Total Assets. At no time shall the ratio of Parent’s Consolidated Total Indebtedness to Parent’s Consolidated Total Assets for the immediately preceding fiscal quarter be greater than 0.85 to 1.00.

(d) Minimum Liquidity Requirement. At no time on or before March 31, 2008 shall the consolidated Liquidity of Parent be less than $5,000,000, and at no time on or after April 1, 2008 shall the consolidated Liquidity of Parent be less than $10,000,000.

(e) Fixed Charge Coverage Ratio. At no time shall the consolidated Fixed Charge Coverage Ratio of Parent for the immediately preceding fiscal quarter be less than 1.20 to 1.00.

(f) Minimum Consolidated Tangible Net Worth. At no time shall the Consolidated Tangible Net Worth of Parent at the end of the last day of the immediately preceding fiscal quarter be less than the sum of (x) $250,000,000, and (y) seventy-five percent (75%) of the net proceeds from the issuance by Parent or any Subsidiary thereof of any of any Capital Stock of any class (whether in a public offering or a private placement) subsequent to the Parent’s initial IPO.

(g) Prohibition on Additional Indebtedness. Neither Guarantor shall at any time incur any Indebtedness in excess of the sum of: (i) $1,000,000, (ii) customary and standard construction trade payables incurred by Guarantors in the ordinary course of business, and (iii) Indebtedness owed to Buyer.

(h) Buy Back of Capital Stock. Neither Guarantor shall buy back any of its Capital Stock while this Guarantee remains in effect.

(i) REIT Status. The Parent shall at all times continue to be (i) qualified as a real estate investment trust as defined in Section 856 of the Code, (ii) entitled to a dividends paid deduction under Section 857 of the code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its FORM 1120-REIT filed with the United States Internal Revenue Service for such year.

(j) Publicly Traded Company. From and after the date of their initial public offering, the Parent shall at all times be a publicly traded company listed, quoted or traded on the New York Stock Exchange, NASDAQ or any such other nationally recognized stock exchange.

(k) Interest Rate Protection Agreements. Each Guarantor which is from time to time party to any Interest Rate Protection Agreement related to any Purchased Asset shall make, or cause to be made, all payments from time to time due and payable by such Guarantor under such Interest Rate Protection Agreement directly into the Collection Account as contemplated under Section 5.01 of the Repurchase Agreement.

(l) Internalization of Management. Neither Guarantor shall internalize its management without the prior written consent of Buyer; provided, however, that all such consent requests will be responded to by Buyer in a reasonable manner and within five (5) days after the receipt thereof from Guarantor, and provided, further, that such consent shall be granted by Buyer so long as (1) no Margin Deficit, Default or Event of Default exists, (2) such Guarantor shall, at the time of such internalization, and will continue after such internalization to meet all covenants, conditions, representations and warranties, whether financial or otherwise, as set forth in any of the Repurchase Documents, and (3) such Guarantor delivers to Buyer a fairness opinion, in form and substance acceptable to Buyer, provided by a nationally recognized expert in the related field acceptable to Buyer.

10. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

12. No Waiver; Cumulative Remedies. The Buyer shall not by any act (except by a written instrument pursuant to paragraph 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

13. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Buyer, provided that, subject to any limitations set forth in the Repurchase Agreement, any provision of this Guarantee may be waived by the Buyer in a letter or agreement executed by the Buyer or by telex or facsimile transmission from the Buyer. This Guarantee shall be binding upon the heirs, personal representatives, successors and assigns of the Guarantors and shall inure to the benefit of the Buyer, and their respective successors and assigns. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14. Notices. Notices by the Buyer to any Guarantor may be given by mail, or by telecopy transmission, addressed to such Guarantor at the address or transmission number set forth under its signature below and shall be effective (a) in the case of mail, five days after deposit in the postal system, first class certified mail and postage pre-paid, (b) one Business Day following timely delivery to a nationally recognized overnight courier service for next Business Day delivery and (c) in the case of telecopy transmissions, when sent, transmission electronically confirmed.

15. SUBMISSION TO JURISDICTION; WAIVERS. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR THE GUARANTOR AND THE GUARANTOR’S PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND THE OTHER LOAN DOCUMENTS TO WHICH THE GUARANTOR IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT THE GUARANTOR MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE GUARANTOR AT THE GUARANTOR’S ADDRESS SET FORTH UNDER THE GUARANTOR’S SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

16. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Buyer relative to the subject matter hereof not reflected herein.

17. Acknowledgments. Each Guarantor hereby acknowledges that:

(a) Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the related documents;

(b) the Buyer has no fiduciary relationship to Guarantor, and the relationship between the Buyer and Guarantor is solely that of surety and creditor; and

(c) no joint venture exists between or among any of the Buyer, the Guarantors and the Seller.

18. WAIVERS OF JURY TRIAL. EACH OF THE GUARANTORS AND THE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY RELATED DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

CBRE REALTY FINANCE, INC., a Maryland corporation

By:	/s/ Michael Angerthal
Name:	Michael Angerthal
Title:	CFO, Executive VP and Treasurer

Address for Notices:

City Place I, 37th Floor, 185 Asylum Street, Hartford, CT 06103 Telecopy: (860) 275-6225 Attention: Ann Marie O’Rourke

IN WITNESS WHEREOF, the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

CBRE REALTY FINANCE HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Michael Angerthal
Name:	Michael Angerthal
Title:	Managing Director

Address for Notices:

City Place I, 37th Floor, 185 Asylum Street,
Hartford, CT 06103
Telecopy: (860) 275-6225 Attention: Ann Marie O’Rourke